EXECUTION COPY

Confidential

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS (I) NOT MATERIAL AND (II) OF THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Exhibit 10.1

COMMERCIAL SUPPLY AGREEMENT

This COMMERCIAL SUPPLY AGREEMENT (this “Agreement”) is made as of May 17, 2023 (the “Effective Date”), by and between EyePoint Pharmaceuticals, Inc., a Delaware corporation with its principal place of business at 480 Pleasant Street, Suite C-400, Watertown, MA 02472 (“EyePoint”), and Alimera Sciences, Inc., a Delaware corporation with its principal place of business at 6310 Town Square, Suite 400, Alpharetta, GA 30005 (“Alimera”) (collectively, the “Parties” and each, a “Party”). Capitalized terms used, but not otherwise defined, in this Agreement have the meanings assigned to them in the Product Rights Agreement (as defined below).

RECITALS

Whereas, EyePoint owns the rights to, and has commercialized in the United States, YUTIQ® (fluocinolone acetonide intravitreal implant) 0.18 mg (“YUTIQ”), which was approved by the U.S. Food and Drug Administration for the treatment of chronic non-infectious uveitis affecting the posterior segment of the eye;

Whereas, contemporaneously with the execution and delivery of this Agreement, EyePoint and Alimera are entering into that certain Product Rights Agreement (the “Product Rights Agreement”), pursuant to which EyePoint grants to Alimera certain licenses and rights, and assigns to Alimera certain rights, with respect to Products (as defined therein), including YUTIQ, subject to terms and conditions set forth therein; and

Whereas, pursuant to the Product Rights Agreement, EyePoint has agreed to manufacture and exclusively supply to Alimera all quantities of YUTIQ necessary for Alimera to Commercialize YUTIQ in the United States, subject to the terms and conditions set forth in this Agreement.

Now, Therefore, in consideration of the foregoing and the mutual covenants, conditions, and provisions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE 1.

DEFINITIONS

Unless specifically set forth to the contrary herein, the following terms, whether used in the singular or plural, shall have the respective meanings set forth below:

1.1
“Agreement Year” means (a) the initial period following the Effective Date and ending on December 31, 2023, and (b) each consecutive twelve (12) month period thereafter occurring during the Term, provided that the last Agreement Year during the Term shall terminate upon the expiration or termination of this Agreement.

1.2
“Annual Product Quality Review” means review of written records, including the Product Specifications, maintained and required by Part 211 of Title 21 of the U.S. Code of Federal Regulations and other requirements under Applicable Laws and/or by applicable Regulatory Authorities in the United States to evaluate the quality standards of each drug product to determine the need for changes in drug product specifications or manufacturing or control procedures.
1.3
“Applicable Laws” has the meaning set forth in the Product Rights Agreement; provided, that notwithstanding anything to the contrary in this Agreement, [***].
1.4
“Certificate of Analysis” as to any batch of the Product, means a certificate attesting to the results of testing of such batch of Product against the criteria specified in the Product Specifications, and including test methods, specification parameters and the pass/fail criteria, used to show that a particular batch of such Product meets the Product Specifications.
1.5
“Certificate of Compliance” as to any batch of the Product, means a certificate attesting that such batch of a Product was Manufactured, stored and packaged for shipment in accordance with Applicable Laws, including cGMP.
1.6
“cGMP” means current good manufacturing practices promulgated by the FDA, as specified in the U.S. Code of Federal Regulations (21 CFR Parts 210, 211 and 820) and interpreted by FDA’s guidance documents, as such practices govern the Manufacture of the Product intended for use in the United States.
1.7
“Components” means, collectively, all packaging components, raw materials, ingredients, including active pharmaceutical ingredients, and other materials (including injectors, labels, product inserts and other labelling for the Product) required to manufacture the Product in accordance with the Product Specifications.
1.8
“Facility” means any facility owned by EyePoint or its Affiliate or any Third Party that is used in the conduct of the Manufacturing Services. As of the Effective Date, EyePoint Manufactures the Product at its facility located at 480 Pleasant St., Suite B300, Watertown, MA 02472.
1.9
“Manufacturing Services” means the Manufacture by EyePoint or its Affiliates (directly or through Third Party contract manufacturers) of batches of the Product in final packaged and serialized form ordered by Alimera under this Agreement.
1.10
“Nonconforming Product” means any Product supplied to Alimera by EyePoint under this Agreement that does not conform with the Product Requirements at the time that such Product is delivered to Alimera, regardless of the time of the discovery of such nonconformity. Each Nonconforming Product shall be regarded as having a “Nonconformity” which shall include any “Latent Defect” as set forth in Section 4.3. For clarity, [***].
1.11
“Product” as referred to in this Agreement means YUTIQ.
1.12
“Recall” means any action (a) by a Party to recover title to or possession of quantities of the Product sold or shipped to Third Parties (including, without limitation, the voluntary withdrawal of the Product from the market), or (b) by any Regulatory Authorities to seize or destroy the Product. A Recall shall also include [***].
1.13
“3PL Facility” means the facility of EyePoint’s designated Third Party logistics solutions provider that is responsible for warehousing inventory of the Product following final release but prior to purchase by Alimera. As of the Effective Date, [***] provides such services for the Product at its facility located at [***].
ARTICLE 2.

MANUFACTURING SERVICES
2.1
Manufacture and Sale of Product. During the Term, Alimera will purchase from EyePoint, and EyePoint shall Manufacture (directly or through an Affiliate or Third Party) and supply to Alimera, the Product for Commercialization in the United States in accordance with the terms of this Agreement. The Manufacture and supply to Alimera of the Product under this Agreement shall be exclusive until Alimera has the right and the ability, following completion of a technology transfer, to Manufacture and supply the Product for Commercialization in the United States. The exceptions to the exclusivity are set forth in Section 2.2 below. During the exclusive supply period, Alimera shall not Manufacture, have Manufactured, or obtain a commercial supply of the Product for sale in the United States other than from EyePoint without EyePoint’s prior written consent or as otherwise agreed pursuant to Section 2.2 below. The Product shall conform to the written release specifications for the Product attached hereto as Exhibit A (as amended from time to time by mutual agreement of the Parties, the “Product Specifications”) and be Manufactured, stored and shipped in accordance with the then current Product Requirements. To the extent EyePoint uses any Affiliate or Third Party to Manufacture or supply the Product, EyePoint shall cause such Affiliate or Third Party to comply with, and EyePoint shall itself remain at all times responsible for, all obligations applicable to such Manufacture or supply under this Agreement.
2.2
Alimera Right to Assume Manufacturing.
(a)
Alimera may elect to Manufacture the Product from and after the Initial Term (as defined below), to support the Development and Commercialization of the Product by Alimera in the Field in the Licensed Territory (“Manufacturing Transfer Election”). If Alimera elects to use a Third Party contract manufacturer to Manufacture the Product on Alimera’s behalf, then any such Third Party contract manufacturer must meet the following conditions: such Third Party (i) is [***], or otherwise meets the internal quality criteria of each of Alimera and EyePoint for its Third Party contract manufacturers as consistently applied across its products and confirmed by each Party (it being understood and agreed that EyePoint may not unreasonably withhold or delay such confirmation); (ii) will Manufacture the Product at a manufacturing facility located in the United States, the United Kingdom, other country in Europe or [***]; (iii) has [***] entered into a confidentiality and non-use agreement with EyePoint protecting EyePoint’s proprietary Manufacturing technology that is [***]; and (iv) may not Manufacture the Product for commercial sale in the United States during the Initial Term unless EyePoint provides its written consent, subject to the exception set forth in the last sentence of Section 2.2(b) below. Alimera may exercise the Manufacturing Transfer Election by providing written notice thereof to EyePoint, including the name of any Third Party contract manufacturer proposed by Alimera to Manufacture the Product on Alimera’s behalf and receive the technology transfer (the “Manufacturing Transfer Notice”). For the sake of clarity, Alimera may submit the Manufacturing Transfer Notice to EyePoint effective during the Initial Term.
(b)
Following EyePoint’s receipt of the Manufacturing Transfer Notice, the Parties shall [***] agree on a written transfer plan to transfer Manufacturing of the Product for use in the Licensed Territory to Alimera no later than [***], provided such date is on or after the expiration of the Initial Term or earlier if permitted under the last sentence of this Section 2.2(b) or in Section 2.2(d) (the “Manufacturing Transfer Plan”). The Manufacturing Transfer Plan shall include [***]the following terms: (i[***] before Manufacturing of the Product for the Licensed Territory is fully transitioned from EyePoint to Alimera, and agreement by the Parties on updated forecasts and other terms under this Agreement to enable such transition; (ii) agreement on [***] terms to wind down and terminate this Agreement, including [***]; and (iii) a technology transfer plan[***]. Once agreed, the Manufacturing Transfer Plan shall be incorporated herein by reference, and the Parties will execute on the Manufacturing Transfer Plan. For the avoidance of doubt, Alimera or its selected Third Party contract manufacturer may Manufacture the Product for Alimera’s internal evaluation, including for sampling or other testing purposes, without violating the exclusive Manufacturing requirements set forth in Section 2.1 above.
(c)
Following the transfer contemplated by the Manufacturing Transfer Plan, Alimera shall ensure that the supply of the Product Manufactured by or on behalf of Alimera and its Affiliates that is introduced into the market for sale in the Field in the Licensed Territory meets all quality standards required by Applicable Law, including cGMP. If Alimera exercises the Manufacturing Transfer Election, then [***], it will [***] support, or find a Third Party to support, the Manufacturing of the Product for the Commercialization of YUTIQ by Ocumension (or any successor Third Party Licensee) in the Ocumension Field in the Ocumension Territory; provided, that Alimera acknowledges and agrees that Ocumension’s prior written consent is required in connection with any change to the Manufacturing and supply arrangements for YUTIQ for use in the Ocumension Field in the Ocumension Territory.
(d)
The exclusive obligation in Section 2.1 above shall automatically terminate, and Alimera may Manufacture or have Manufactured by a Third Party contract manufacturer (subject in all cases to the requirements on any Third Party contract manufacturer set forth in Section 2.2(a)), all or any part of the Rolling Forecast in the event that EyePoint is more than [***] late in delivering [***] percent ([***]%) or more of the quantities of the Product set forth in the Firm Order and such late delivery is due to the actions or omissions of EyePoint.
(e)
Notwithstanding anything to the contrary set forth in this Agreement or the Product Rights Agreement, EyePoint shall have no obligation to conduct [***] technology transfer of the Manufacturing process for the Product to Alimera or its designee.
2.3
Components and Equipment. EyePoint will purchase or lease, at its own cost, all Components and equipment used in the Manufacturing Services, which cost shall be factored into the Unit Price in accordance with Section 5.2.
2.4
Capacity; Inventory. Alimera acknowledges that (a) during the initial two (2) year period following the Effective Date (the “Initial Term”), EyePoint plans to build its inventory of finished Product in order to meet demand, and (b) EyePoint anticipates meeting its supply obligations under this Agreement from existing inventory of the Product and does not anticipate Manufacturing Product to order (it being understood and agreed by Alimera that the foregoing statement is not intended to be a binding obligation of EyePoint under this Agreement). EyePoint shall [***] maintain, at its election, capacity and/or inventory of finished Product (or Components sufficient to Manufacture finished Product) adequate to fulfill the Firm Order of each Rolling Forecast. EyePoint shall provide written notice to Alimera as soon as practicable of any event or issue that would reasonably be expected to adversely affect EyePoint’s capacity to supply the Product to Alimera hereunder in any material respect, including a supply shortage, and shall [***] resolve, [***], any such event or issue. If EyePoint experiences a supply shortage resulting from circumstances outside of EyePoint’s reasonable control that renders EyePoint unable to supply the ordered quantity of Product to both Alimera and Ocumension, then EyePoint shall be entitled to deliver [***], until such supply shortage is resolved, and such reduced delivery shall not be deemed to be a breach of this Agreement; provided, that in determining such allocation of Product, EyePoint may [***].
2.5
Improvements to Manufacturing Process. [***] the Parties shall discuss [***] potential improvements to the Manufacturing process for the Product at the Facility. Neither Party has any obligation to agree to implement or bear financial or other responsibility for any improvements to the Manufacturing process for the Product at the Facility. Any agreement by the Parties to implement any such improvements will be documented in writing and mutually agreed upon by the Parties.
ARTICLE 3.

ORDERS AND FORECASTS
3.1
Forecasts.
(a)
Prior to the execution of this Agreement, EyePoint shared with Alimera its 2023 demand forecast for the Product for the U.S. market. At least [***] prior to the commencement of each Agreement Year during the Term after the first Agreement Year, EyePoint and Alimera shall discuss [***] a non-binding plan of Product supply quantities and timelines for the upcoming Agreement Year based on [***] (the “Agreement Year Plan”).
(b)
At least [***][***] prior to the beginning of each Calendar Quarter occurring during the Term, Alimera shall deliver to EyePoint a proposed [***] rolling forecast of the quantities of the Product that Alimera expects to order [***] (the “Rolling Forecast”). The Parties shall [***][***] review each Rolling Forecast proposed by Alimera and discuss any limitations on the quantities of Product requested by Alimera for [***] of the Rolling Forecast based on capacity and other relevant factors. The Parties shall [***] agree on the Rolling Forecast for [***] within [***] after EyePoint’s receipt thereof. EyePoint will automatically be deemed to have accepted such portion of the Rolling Forecast if it has not sent written notice to Alimera of its rejection of such portion within [***] after EyePoint receives the Rolling Forecast. Such written notice must include [***] its reason for rejecting such portion of the Rolling Forecast and the amounts that it can accept for such period. If EyePoint provides such written notice to Alimera, then the Parties shall [***] agree on [***] of the Rolling Forecast within [***] after Alimera’s receipt thereof, and if the Parties are not able to agree on such portion of the Rolling Forecast during such period, then

EyePoint’s counterproposal in its written notice will automatically be deemed accepted by Alimera. The [***]of each Rolling Forecast [***] shall be binding upon the Parties and referred to herein as the “Firm Order”. EyePoint may decline to approve and adjust any portion of the [***] of each Rolling Forecast by providing written notice to Alimera within [***] of receipt thereof; provided, that (i) EyePoint shall approve the [***]s of each Rolling Forecast that is within [***] percent ([***]%) of the quantity requirements for the same period in the immediately preceding Rolling Forecast to the extent previously approved by EyePoint, and (ii) not otherwise act unreasonably in declining to approve and adjusting any such Rolling Forecast. Once approved, the Firm Order may only be changed by [***]. If EyePoint fails to provide its written notice to adjust during such [***] period, then such portion of such Rolling Forecast will automatically be deemed accepted by EyePoint. Attached hereto as Exhibit B is the initial Rolling Forecast, the Firm Order of which is based on [***] demand forecast for the Product for the U.S. market.
3.2
Purchase Orders.
(a)
All purchases shall be pursuant to purchase orders (each, a “Purchase Order”) submitted by Alimera to EyePoint. Alimera shall submit [***] Purchase Order for each Calendar Quarter[***], and shall specify in such Purchase Order (i) the quantity of the Product ordered, and (ii) the requested delivery date, which Purchase Order shall be [***] for such Calendar Quarter set forth in the Firm Order. All Purchase Orders shall be [***]. EyePoint will be deemed to have accepted any Purchase Orders for the Firm Order period that (w) do not exceed [***]the quantity of Product set forth in the Firm Order for the applicable period, and (x) are otherwise consistent with the delivery dates for the applicable period set forth in the Firm Order. EyePoint shall consider [***] all or any portion of a Purchase Order that (y) exceeds [***] the quantity of Product set forth in the Firm Order for the applicable period, or (z) is otherwise inconsistent with the delivery dates set forth in the Firm Order for the applicable period. EyePoint may decline to accept all or any portion of a Purchase Order by providing written notice to Alimera within [***] following receipt of a Purchase Order. For clarity, if EyePoint does not provide written notice to Alimera that it is declining to accept all or any portion of a Purchase Order in writing within [***] following receipt thereof, then that Purchase Order shall be deemed to have been accepted by EyePoint. Once accepted, a Purchase Order becomes part of this Agreement, and no changes may be made without [***].
(b)
This Agreement, together with the Product Rights Agreement, sets forth the exclusive contract terms between the Parties with respect to, and shall apply to, all orders for the Product. Any terms in a Purchase Order, sales order, invoice or other notice submitted by either Party to the other Party that are different from or additional to the provisions hereof shall be null and void notwithstanding EyePoint’s delivery of, and Alimera’s acceptance of, the Product under such Purchase Order, sales order, invoice or other notice containing such terms.
3.3
Delivery and Storage.
(a)
The Product Manufactured by EyePoint pursuant to this Agreement and ordered by Alimera pursuant to a Purchase Order accepted by EyePoint will, after final release by EyePoint (which, for the sake of clarity will occur after serialization), be delivered [***] within [***] of (before or after) the delivery date set forth in the applicable Purchase Order. Upon Alimera’s request and EyePoint’s prior written consent, the Product may be stored [***] at a facility designated by EyePoint. EyePoint shall, if possible, provide Alimera notice of the anticipated delivery date at least [***] prior to delivery, and under all circumstances shall provide notice of the anticipated delivered date at least [***] prior to delivery, and if such delivery date changes, EyePoint shall [***] provide Alimera notice of such change. The Product will be shipped via a carrier designated in writing by Alimera to the location specified by Alimera in the applicable Purchase Order. EyePoint shall include a Certificate of Analysis and a Certificate of Compliance with each shipment of the Product.
(b)
If EyePoint stores the Product on Alimera’s behalf at the 3PL Facility, title and risk of loss will pass to Alimera upon [***].
(c)
Prior to delivery, the Product at the Facility and the 3PL Facility will be stored in a clean, secured and segregated area and otherwise in accordance with Applicable Laws and the storage specifications for the Product as agreed upon between the Parties in writing and in accordance with the Quality Agreement, cGMP and the Product label.
3.4
Packaging. All Product released for final delivery to Alimera (or its designee) under this Agreement will be in finished form, and will include primary and secondary packaging, labeling and serialization.
ARTICLE 4.

QUALITY CONTROL; INSPECTIONS
4.1
Quality Control. EyePoint will apply its quality control procedures and in-plant quality control checks to the Manufacture of the Product for Alimera, in accordance with Applicable Laws and other industry standards. In addition, EyePoint will test and release Product in accordance with the Product Requirements.
4.2
Quality Agreement. Within [***] following the Effective Date, the Parties shall enter into an agreement outlining the responsibilities of the Parties for quality and compliance-related issues in the Manufacturing of the Product, including Recalls, complaints, returns, regulatory audits and compliance with the Product Requirements (the “Quality Agreement”). In the event of a conflict between the terms of this Agreement and the Quality Agreement, the Quality Agreement shall govern for quality-related matters and this Agreement shall govern for all other matters.
4.3
Inspection and Acceptance.
(a)
All Product shall be received subject to Alimera’s right of inspection and rejection. Alimera or Alimera’s designee will have [***] following EyePoint’s delivery of the Product in accordance with Section 3.3(a) (the “Inspection Period”) to inspect delivered Product and to reject the portion of any shipment that contains (i) [***], or (ii) [***]. Any portion of a shipment of the Product that is not rejected within the Inspection Period shall be deemed accepted by Alimera. Alimera may reject all or any portion of a shipment by providing written notice thereof specifying the shortfall or the nature and type of the alleged Nonconformity, as applicable (a “Deficiency Notice”). Such Deficiency Notice shall be considered timely given as long as postmarked, hand-delivered or received by facsimile or email no later than the expiration of the Inspection Period, subject to subsection (b) below.

(b)
Notwithstanding acceptance by Alimera of the Product in accordance with subsection (a) above, with respect to latent Nonconformities and Nonconformities [***] (each, a “Latent Defect”), Alimera shall deliver a Deficiency Notice to EyePoint within [***] following detection of any such Latent Defect.
(c)
Alimera shall retain in accordance with the Product Specifications any portion of a shipment of Product that is Nonconforming Product and subject to a Deficiency Notice. [***] Alimera shall [***] provide to EyePoint (i) [***], and (ii) [***].
(d)
Upon receipt of a Deficiency Notice, EyePoint shall have [***] to advise Alimera in writing as to whether it agrees that the shipment includes Nonconforming Product. If EyePoint does not respond to the Deficiency Notice within such [***] period, the Deficiency Notice will be deemed accepted by EyePoint. If EyePoint notifies Alimera that it disagrees with Alimera’s conclusion in the Deficiency Notice that the shipment includes Nonconforming Product, then the Parties will [***] select an independent laboratory that meets the requirements of cGMP, if Product analysis is required, or an independent Third Party expert with manufacturing expertise, as appropriate, if any other evaluation is required, in either case, of recognized standing in the industry (each such laboratory or expert to be referred to as, an “Independent Expert”), to evaluate a representative sample of the Product in question, using the testing methods described in the Product Specifications, to determine if the Product has a Nonconformity. This evaluation will be binding upon the Parties. If the evaluation certifies that the Product has a Nonconformity, then such Product shall be deemed rejected by Alimera and EyePoint will be responsible for the cost of the evaluation by the Independent Expert. If the evaluation certifies that no Nonconformity exists, then Alimera will be deemed to have accepted delivery of the Product and Alimera will be responsible for the cost of the evaluation by the Independent Expert.
4.4
Rejection.
(a)
If Alimera rejects a shipment due to a shortfall in accordance with Section 4.3(a), EyePoint will [***] deliver any missing quantity of Product within [***] of receipt of the applicable Deficiency Notice, or if such delivery is not possible, EyePoint shall [***] either (i) refund Alimera for the invoice price of any amounts paid in respect of the missing quantity of Product within [***], or (ii) credit Alimera for the invoice price of any amounts paid in respect of the shortfall against subsequent Purchase Orders or if no subsequent Purchase Orders, refund such amount to Alimera.
(b)
Subject to Sections 4.3, 4.4(c) and 4.4(d), Alimera has the right to reject and return, at the expense of EyePoint, any portion of any shipment of the Product that is the subject of a validly delivered Deficiency Notice (i) if EyePoint has not sent a response to such Deficiency Notice within [***] following receipt thereof, (ii) if an Independent Expert engaged under Section 4.3 has determined that such portion is Nonconforming Product, or (iii) if the Parties agree that such portion is Nonconforming Product, without invalidating any remainder of such shipment (the date of each of the foregoing (i)‑(iii), the “Rejection Date”). For clarity, the Deficiency Notice will apply only to those portions of the shipment identified in the Deficiency Notice and the remedies set forth in this Section 4.4 will not apply to any other portions of such shipment.

(c)
If Alimera rejects a portion of a shipment for Nonconformity in accordance with Section 4.4(b), EyePoint will [***] replace the Nonconforming Product with Product that meets the Product Requirements as soon as possible and within [***] of the Rejection Date, at EyePoint’s cost, or if such replacement is not possible, then EyePoint shall [***], either (i) refund Alimera for the invoice price of any amounts paid in respect of the Nonconforming Product within [***], or (ii) credit Alimera for the invoice price of any amounts paid in respect of the Nonconforming Product against subsequent Purchase Orders or if no subsequent Purchase Orders, refund such amount to Alimera. Additionally, EyePoint shall bear the cost of disposition for rejected Product for which it bears responsibility under this Section 4.4. Furthermore, in such event, EyePoint shall [***] prevent future Nonconformities.
(d)
The remedies set forth in this Section 4.4 are Alimera’s [***] under this Agreement with respect to any Nonconforming Product. Notwithstanding the foregoing, nothing in this Section shall be deemed a limitation on EyePoint’s obligations, or Alimera’s rights, under Section 4.5 or ARTICLE 10.
4.5
Recalls.
(a)
EyePoint and Alimera will each maintain records necessary to permit a Recall of the Product delivered to Alimera or customers of Alimera. Each Party will [***] notify the other Party of any information that it becomes aware of in relation to the Manufacture of Product which might affect the marketability, safety or effectiveness of the Product or which might result in the Recall or seizure of the Product. Upon receipt of such information, each Party will stop making any further shipments of the Product in its possession or control until a decision has been made by the owner of the YUTIQ NDA as to whether a Recall or some other corrective action is necessary. The decision to initiate a Recall or to take some other corrective action, if any, with respect to the Product in the U.S. market will be made by the owner of the YUTIQ NDA and implemented in accordance with Section 4.6 of the Product Rights Agreement.
(b)
If (i) any Regulatory Authority issues a directive, order or written request that the Product be Recalled, (ii) a court of competent jurisdiction orders a Recall, or (iii) Alimera determines that the Product should be Recalled or that a “Dear Doctor” letter is required for the Product, each Party shall provide all assistance reasonably requested by the other Party with respect thereto.
(c)
If a Recall of the Product for the U.S. market results from, or arises out of, a failure by EyePoint to Manufacture the Product in accordance with the Product Requirements, then EyePoint shall be responsible for Alimera’s reasonable and documented expenses of the Recall and EyePoint shall [***] either (i) [***] [***] replace the Nonconforming Product with Product that meets the Product Requirements as soon as possible, at EyePoint’s cost, or (ii) refund Alimera for the invoice price of any amounts paid in respect of the Nonconforming Product within [***] of the Recall date. EyePoint shall [***] prevent future Nonconformities. Additionally, EyePoint shall bear the cost of disposition for any Recalled Product for which it bears responsibility under this Section 4.5(c). Alimera will give EyePoint prompt written notice of any Recalls for which Alimera believes EyePoint has responsibility under this Section 4.5(c). In all other circumstances where the Recall for the Product does not result from, or arise out of, a failure by EyePoint to Manufacture the Product in accordance with the Product Requirements, recalls or other corrective actions for the Product in the U.S. market will be made at Alimera’s cost and expense, including any costs incurred by EyePoint to provide assistance reasonably requested by Alimera in connection therewith.
ARTICLE 5.

PAYMENT TERMS
5.1
Supply Price. Alimera will purchase the Product Manufactured under this Agreement from EyePoint at the following price (the “Supply Price”): (a) during the eighteen- (18-) month period following the Effective Date (the “Initial Supply Period”), the applicable Unit Price plus [***] percent ([***]%); and (b) following the Initial Supply Period, the applicable Unit Price plus [***] percent ([***]%).
5.2
Unit Price. On an Agreement Year-by-Agreement Year basis, the price per unit of Product to be charged by EyePoint for performing the Manufacturing Services, including the cost of Components, will be based on (a) [***] (the “Unit Price”), subject to adjustment in accordance with Section 5.3. The Unit Price for the first Agreement Year ending on December 31, 2023 shall be $[***]. The Parties acknowledge and agree that EyePoint has provided to Alimera information relating to its methodology and calculation of the Unit Price for the first Agreement Year, which methodology and calculation is based in part on the demand forecast for the Product for the U.S. market for the first Agreement Year. For each subsequent Agreement Year, EyePoint will reset the Unit Price using the same methodology used to calculate the Unit Price for the first Agreement Year; provided, that (i) any changes in Component costs will be passed through to Alimera, and (ii) in no event shall the portion of the Unit Price attributable to direct labor or overhead costs increase by more than [***] percent ([***]%) as compared to such portion of the Unit Price for the prior Agreement Year. Prior to resetting the Unit Price for an Agreement Year, EyePoint shall consult with Alimera as to its updated calculations, which shall take into account [***]. EyePoint shall notify Alimera of the updated Unit Price for each Agreement Year after the first Agreement Year at least [***] prior to the commencement of such Agreement Year. Consistent with GAAP, (x) [***], and (y) [***].
5.3
Mid-Agreement Year Adjustments to Unit Price. During any Agreement Year, the Unit Price may be adjusted on a mid-Agreement Year basis as follows [***] (it being understood and agreed that any adjustment made under this Section 5.3 does not supersede or replace the annual process to reset the Unit Price under Section 5.2):
(a)
If, at any time during an Agreement Year, (i) extraordinary circumstances beyond the reasonable control of EyePoint occur, or (ii) a change in volume of Product ordered during such Agreement Year as compared to the volume projections in the Agreement Year Plan for such Agreement Year agreed by the Parties, result in an increase of at least [***] percent ([***]%) of EyePoint’s standard cost of goods sold per unit of the Product on a fully loaded basis as determined in accordance with GAAP, then the Parties will [***] agree on an adjustment to the Unit Price to compensate EyePoint only for such increased costs. For a Unit Price adjustment under this Section 5.3(a), EyePoint will deliver to Alimera information reasonably sufficient to demonstrate that a Unit Price adjustment is justified. The revised Unit Price will be effective for any Product delivered on or after [***] following the Parties’ agreement on the adjusted Unit Price.

(b)
Amendments to the Product Specifications as agreed by the Parties as of the Effective Date that are requested by Alimera following the Effective Date, or amendments to the Quality Agreement requested by Alimera following execution of the Quality Agreement, will be implemented only following a technical and cost review that EyePoint will perform at Alimera’s cost and are subject to Alimera and EyePoint reaching agreement on Unit Price changes required because of the amendments. If Alimera accepts a proposed Unit Price change, the proposed change in the Product Specifications or the Quality Agreement and the associated scope of work will be implemented at Alimera’s cost, and the Unit Price change will become effective only for those orders of Product that are manufactured under the revised Product Specifications or Quality Agreement. In addition, Alimera agrees to purchase all inventory of the Product (including Components and work-in-process) held under the previous Product Specifications or Quality Agreement and purchased or maintained by EyePoint in order to fill Firm Orders or under Section 2.4, if such inventory (i) complies with the previous Product Specifications and Quality Agreement and meets the Shelf Life Requirements set forth in Section 6.1, and (ii) can no longer be used under the revised Product Specifications or Quality Agreement. Open purchase orders for Components no longer required under any revised Product Specifications that were placed by EyePoint with suppliers in order to fill Firm Orders or under Section 2.4 will be cancelled where possible, but if the orders may not be cancelled without penalty, they will be assigned to and paid for by Alimera. Additional payments or price increases may also be required to compensate EyePoint for fees and other expenses incurred by EyePoint to comply with Regulatory Authority requirements relating to any change in Product Specifications or the Quality Agreement.
5.4
Invoices. EyePoint will invoice Alimera (a) at the time that the Product is delivered to Alimera or its designee in accordance with Section 3.3(a), for all amounts due for such Product delivered under each Purchase Order, or (b) [***] for any other amounts due under this Agreement. Invoices will be addressed to Alimera and sent electronically to [***] or such other email address provided by Alimera in accordance with ARTICLE 11. Payment on undisputed invoices will be due as follows: (i) [***] percent ([***]%) shall be paid within [***] after the date of the applicable invoice, and (ii) the remaining [***] percent ([***]%) shall be paid within [***] after the date of the applicable invoice; provided, that Alimera may reasonably dispute any invoice or portion thereof to the extent that it reasonably believes that the charges reflected therein are inaccurate. Once such reasonable dispute is resolved, Alimera shall pay any remaining undisputed charges within [***] of the date that such resolution occurs. All payments due under this Agreement will be paid in Dollars by wire transfer of immediately available funds to a bank account specified by EyePoint in writing.
5.5
Interest. Section 6.6 of the Product Rights Agreement and the defined terms used therein shall apply, mutatis mutandis, as between the Parties hereto as if set forth herein.
5.6
Taxes. All fees are exclusive of, and Alimera shall be solely responsible for, any sales or import related taxes, including value-added tax or importation duties, related to the Product supplied under this Agreement. EyePoint shall be solely responsible for taxes in respect of its income.

ARTICLE 6.

COMPLIANCE AND REGULATORY MATTERS
6.1
Compliance with Product Requirements. EyePoint hereby represents, warrants and covenants to Alimera that the Product supplied to Alimera under this Agreement shall (a) conform to the Product Specifications at the time of release for delivery to Alimera, (b) be Manufactured, stored, tested, documented, released and packaged for shipment in accordance with Applicable Laws, including cGMP, (c) be prepared for shipment in accordance with the shipping instructions provided by Alimera, (d) conform with all packaging requirements set forth in Section 3.4, (e) for any Product ordered by Alimera with a delivery date occurring during the Initial Term, such Product shall have at least [***] of shelf life remaining from the delivery date, and for any Product ordered by Alimera with a delivery date occurring following the Initial Term, such Product shall have at least [***] of shelf life remaining from the delivery date (the “Shelf Life Requirements”), (f) conform to the applicable Purchase Order, (g) be conveyed with good title to the Product, free of all liens of any kind whatsoever, and (h) not be adulterated or misbranded within the meaning of the United States Federal Food, Drug and Cosmetic Act, as may be amended from time to time (items (a) through (h), collectively, the “Product Requirements”).
6.2
Additional Representations and Warranties by EyePoint.
(a)
EyePoint, either directly or through its Affiliates or subcontractors, has obtained and shall maintain and/or renew, where applicable, all Approvals required by all Applicable Laws for the performance of the Manufacturing Services under this Agreement; provided, that the foregoing excludes responsibilities relating to the YUTIQ NDA, which responsibilities are addressed in the Product Rights Agreement.
(b)
At the time of release for delivery, the Product Manufactured and supplied pursuant to this Agreement shall be merchantable, fit and sufficient for its intended use and purpose, meet the Shelf Life Requirements and be free from material defects in material and workmanship.
(c)
Neither EyePoint, nor any of its officers, directors or employees are suspended, debarred, or proposed for debarment under Section 21 U.S.C. 335a. EyePoint agrees to [***] notify Alimera if such debarment occurs or comes to its attention, and shall, with respect to any person so debarred [***] remove such person from performing any Manufacturing Services.
6.3
Product Specifications. Subject to Section 5.3(b), any changes to the Product Specifications shall require the mutual written agreement of the Parties.
6.4
Environmental Compliance. The generation, collection, storage, handling, transportation, movement and release of hazardous materials and waste generated by or on behalf of EyePoint in connection with the Manufacture of the Product will be the responsibility of EyePoint, at the cost and expense of EyePoint. Without limiting other legally applicable requirements, EyePoint will prepare, execute, and maintain as the generator of waste, all licenses, registrations, approvals, authorizations, notices, shipping documents and waste manifests required under Applicable Laws.
6.5
Audit by Alimera. Upon at least [***]’ prior written notice and no more than [***] per Calendar Year per Facility (except as provided below), EyePoint will permit [***]

Alimera representatives (which may include representatives of Alimera’s Affiliates and any of their respective consultants) who are subject to confidentiality obligations no less stringent than the confidentiality obligations set forth in this Agreement, to conduct during normal business hours quality assurance audits and inspections of EyePoint’s Records (as defined below) and the portion of the Facility where the Product is Manufactured for Alimera to the extent reasonably necessary to verify compliance with this Agreement. Notwithstanding the foregoing, (a) Alimera’s audit and inspection rights with respect to the Facilities that are owned and operated by unaffiliated Third Parties shall be subject at all times to the terms, conditions, restrictions and limitations set forth in any applicable agreement between EyePoint and such Third Parties, and (b) subject to (a), Alimera may conduct additional audits in the event any audit conducted by Alimera or an audit by a Regulatory Authority reveals a material compliance deficiency with respect to the Manufacture of the Product under this Agreement. All information disclosed or ascertained by Alimera in connection with any audit or inspection will be deemed to constitute Confidential Information of EyePoint, subject to the terms of ARTICLE 7.
6.6
Regulatory Authority Inspections. EyePoint will be responsible for, and shall participate in, inspections of its Facility by any Regulatory Authorities. EyePoint will notify Alimera of any inspections of its Facility that are related in any material respect to the Manufacture of the Product under this Agreement.
6.7
Cure of Deficiencies and Other Issues.
(a)
EyePoint will be responsible for correcting any material deficiencies identified in any inspection of the Facility conducted by any Regulatory Authority in the United States, at the cost of EyePoint. In addition, following any audit provided for in Section 6.5, Alimera will discuss its observations and conclusions with EyePoint, and any corrective actions will be discussed by the Parties. If EyePoint agrees that an item identified by Alimera is a material deficiency (such agreement not to be unreasonably withheld, conditioned or delayed) for which EyePoint is responsible, EyePoint will [***] correct such deficiency at its sole cost.
(b)
If EyePoint is late in delivering Product to Alimera or its designee, or delivers a shipment of Product that includes a shortfall, EyePoint shall [***] prevent future late deliveries and shortfalls. Upon the request of Alimera, EyePoint shall discuss with Alimera the reason for any late delivery or shortfall and EyePoint’s plan to prevent future late deliveries and shortfalls.
6.8
Interactions with Regulatory Authorities. EyePoint will be solely responsible for all contacts and communications with any Regulatory Authorities with respect to matters relating to the Manufacturing Services; provided, that in the event of any conflict between the terms of this Agreement and the Product Rights Agreement with respect to regulatory matters relating to the Product, the terms of this Agreement shall control solely with respect to regulatory matters for the Product that are specific to the Manufacturing Services, and the Product Rights Agreement shall apply with respect to all other regulatory matters relating to the Product. Alimera shall provide [***] assistance requested by EyePoint in the investigation of all complaints received relating to the Product in the United States to the extent that such complaints may have arisen from the Manufacturing Services provided by EyePoint hereunder. EyePoint will [***] notify Alimera within [***] after EyePoint receives any contact or communication from any Regulatory Authority relating to the Manufacture of the Product under this Agreement and will [***]provide Alimera with, to the extent permissible under Applicable Laws, copies of any such communication that is made in writing. EyePoint will consult with Alimera regarding the response to any inquiry or observation from any Regulatory Authority relating to the Manufacture of the Product under this Agreement and will allow Alimera to participate in any further contacts or communications relating to the Manufacture of the Product under this Agreement to the extent permitted by Applicable Law and reasonably practicable.
6.9
Information. EyePoint and Alimera shall [***] with respect to the preparation of the Annual Product Quality Review. Subject to receipt of necessary information from Alimera, EyePoint shall [***], within [***] of the close of the applicable regulatory approval reporting period, provide a written summary to Alimera, in the form of an Annual Product Quality Review, all data in its control relating to the Manufacture of the Product under this Agreement, including release test results, complaint test results, and all investigations (in manufacturing, testing and storage) as required by Applicable Laws or that is otherwise reasonably required in order to obtain or maintain Approvals for the Product in the United States. Alimera shall [***] review and comment on EyePoint’s draft of the Annual Product Quality Review and shall collaborate with EyePoint to revise the draft Annual Product Quality Review. Any additional data or report requested by Alimera beyond the scope of cGMP, what is required to be provided under the Quality Agreement, annual post-marketing NDA report, and customary Regulatory Authority requirements in the United States will be subject to an additional fee to be agreed upon between EyePoint and Alimera.
6.10
Records and Retained Samples. EyePoint will maintain all materials, data and documentation obtained or generated by EyePoint in the course of performing the Manufacturing Services under this Agreement, including all reference standards, retained samples of the Product and key intermediates, and computerized records and files (the “Records”) in a secure area reasonably protected from fire, theft and destruction for the longer of (a) five (5) years after completion of the applicable Purchase Order under which such Records were generated, or (b) two (2) years past the last expiration date of the Product supplied under this Agreement, or, in each case, such longer period as is required by Applicable Law (the “Retention Period”). At the end of the Retention Period, all Records will, at Alimera’s option, either be (i) delivered to Alimera or to its designee in such form as is then currently in the possession of EyePoint, (ii) retained by EyePoint, at Alimera’s cost, until further disposition instructions are received, or (iii) disposed of, at the direction and written request of Alimera. Notwithstanding anything in this Section 6.10 to the contrary, EyePoint may retain copies of any Records as necessary to comply with Applicable Laws or its obligations under this Agreement.
6.11
Product Complaints. Alimera will have the sole responsibility for responding to questions and complaints regarding the Product from its customers. Questions or complaints regarding the Product received by EyePoint from Alimera’s customers, healthcare providers or patients in the U.S. will be [***] referred to Alimera. As further set forth in the Quality Agreement, EyePoint shall provide all assistance reasonably requested by Alimera to allow Alimera to determine the cause of and resolve any questions and complaints regarding the Product in the U.S. market.

ARTICLE 7.

CONFIDENTIAL INFORMATION
7.1
Incorporation of Confidentiality Provisions in Product Rights Agreement. Article 7 of the Product Rights Agreement and the defined terms used therein shall apply, mutatis mutandis, as between the Parties hereto as if set forth herein.
ARTICLE 8.

INTELLECTUAL PROPERTY
8.1
No Licenses or Other Rights. No licenses or other rights relating to Patent Rights, Know-How or other intellectual property are granted under this Agreement. In the event of any conflict between the terms of this Agreement and the terms of the Product Rights Agreement with respect to intellectual property rights, the terms of the Product Rights Agreement shall control.
ARTICLE 9.

TERM AND TERMINATION
9.1
Term. This Agreement will become effective as of the Effective Date, shall continue for a period of two (2) years, and shall, thereafter, automatically renew for successive one (1) year terms unless either Party provides notice of non-renewal to the other Party at [***] prior to the beginning of the next automatic renewal term (the “Term”); provided, that the Term shall automatically terminate upon the successful completion of the transfer of Manufacturing for the Product to Alimera or its designee in accordance with the Manufacturing Transfer Plan. The Parties shall [***] wind down activities under this Agreement following such transfer of Manufacturing of the Product to Alimera or its designee.
9.2
Material Breach of Payment Obligations. EyePoint shall have the right to suspend its obligations under this Agreement if Alimera fails to make payment of any undisputed amount under this Agreement within [***] following written notice from EyePoint that such amount is past due.
9.3
Automatic Termination. This Agreement shall automatically terminate upon termination of the Product Rights Agreement.
9.4
Survival Provisions. Expiration or termination of this Agreement through any means and for any reason will not relieve the Parties of any obligation accruing prior thereto, including, but not limited to, the obligation to pay money, and will be without prejudice to the rights and remedies of either Party with respect to the antecedent breach of any of the provisions of this Agreement. Further, the following provisions will survive expiration or termination of this Agreement: ARTICLE 1 (to the extent applicable to the other surviving provisions), Section 4.3, Section 4.4, Section 4.5, ARTICLE 5 (to the extent applicable to payment obligations accruing prior to the effective date of termination), Section 6.1, Section 6.2(b), Section 6.6, Sections 6.8 through 6.11 (inclusive), ARTICLE 7, ARTICLE 8, the last sentence of Section 9.1, this Section 9.4, ARTICLE 10 and ARTICLE 11.

ARTICLE 10.

INDEMNIFICATION; LIABILITY; INSURANCE
10.1
Claims for Indemnification. Claims for indemnification relating to this Agreement may only be made in accordance with Article 9 of the Product Rights Agreement, subject to Section 10.2 below.
10.2
Limitation of Liability. DURING THE [***] OF THE TERM, THE TOTAL LIABILITY OF EYEPOINT UNDER THIS AGREEMENT SHALL BE LIMITED TO $[***]. AFTER THE [***] OF THE TERM, THE TOTAL LIABILITY OF EYEPOINT UNDER THIS AGREEMENT SHALL BE LIMITED TO [***]. NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, PUNITIVE, OR INDIRECT DAMAGES ARISING OUT OF THIS AGREEMENT or the exercise of its rights or the performance of its obligations hereunder, including any lost profits arising out of this agreement, in each case, however caused and on any theory of liability whether in contract, tort, negligence, breach of statutory duty or otherwise, REGARDLESS OF ANY NOTICE OF THE POSSIBILITY OF SUCH DAMAGES. NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS SECTION 10.2 OR THE PRODUCT RIGHTS AGREEMENT IS INTENDED TO OR SHALL LIMIT OR RESTRICT THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF EITHER PARTY UNDER THE PRODUCT RIGHTS AGREEMENT (OR THIS AGREEMENT), DAMAGES AVAILABLE FOR A PARTY’S BREACH OF ITS OBLIGATIONS UNDER ARTICLE 7, FRAUD, RECKLESSNESS OR WILLFUL MISCONDUCT.
10.3
NO OTHER WARRANTIES. EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT, (A) NO REPRESENTATION, CONDITION OR WARRANTY WHATSOEVER IS MADE OR GIVEN BY OR ON BEHALF OF EYEPOINT OR ALIMERA, AND (B) ALL OTHER CONDITIONS AND WARRANTIES WHETHER ARISING BY OPERATION OF LAW OR OTHERWISE ARE EXPRESSLY DISCLAIMED, INCLUDING ANY CONDITIONS AND WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT OR MISAPPROPRIATION OF THIRD PARTY INTELLECTUAL PROPERTY WITH RESPECT TO THE PRODUCT.
10.4
Insurance. Section 9.8 of the Product Rights Agreement shall apply to this Agreement, mutatis mutandis, as between the Parties hereto as if set forth herein.
ARTICLE 11.
MISCELLANEOUS
11.1
Incorporation by Reference. Article 12 of the Product Rights Agreement (except Section 12.16 thereof) shall apply to this Agreement, mutatis mutandis, as between the Parties hereto as if set forth herein.
11.2
Entire Agreement; Amendment. This Agreement (including accepted Purchase Orders and the Exhibits hereto), the Quality Agreement and the Product Rights Agreement contain the entire understanding of the Parties with respect to the subject matter hereof. Any other express or implied agreements and understandings, negotiations, writings and commitments, either oral or written, in respect to such subject matter are superseded by the terms of this Agreement. The Exhibits to this Agreement are incorporated herein by reference and shall be deemed a part of this Agreement. This Agreement may be amended, or any term hereof modified or waived, only by a written instrument duly executed by authorized representative(s) of both Parties.

{Signature Page Follows}

In Witness Whereof, the Parties intending to be bound have caused this Commercial Supply Agreement to be executed by their duly authorized representatives as of the Effective Date.

EYEPOINT PHARMACEUTICALS, INC.

By:	/s/ Nancy Lurker
Name:	Nancy Lurker
Title:	Chief Executive Officer

ALIMERA SCIENCES, INC.

By:	/s/ Richard S. Eiswirth, Jr.
Name:	Richard S. Eiswirth, Jr.
Title:	Chief Executive Officer

[Signature Page to Commercial Supply Agreement]

EXHIBIT A
PRODUCT SPECIFICATIONS

[***]

EXHIBIT B
INITIAL ROLLING FORECAST

[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]

Exhibit B-1